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                                                                   EXHIBIT 10.20



                                 TESSERA, INC.

                               SECOND ADDENDUM TO
                          TCC MASTER LICENSE AGREEMENT

This Second Addendum Agreement ("Second Addendum") entered into between TESSERA, INC., a corporation organized under the laws of Delaware ("Tessera") and SHINKO ELECTRIC INDUSTRIES CO., LTD. a corporation organized under the laws of Japan ("Licensee") shall be effective as of the last date signed below. The parties to this Second Addendum agree to the following terms:

I. SUPPLEMENT TO AGREEMENT: This Second Addendum merely supplements certain provisions of the TCC Master License Agreement ("Agreement"), entered into on January 20, 1994 and the Addendum to the TCC Master License Agreement, entered into on November 22, 1994 ("First Addendum"). All provisions, including Definitions, contained within the Agreement and the First Addendum are therefore incorporated herein. In the event any of the provisions of the Agreement, the First Addendum and this Second Addendum conflict, the provisions contained in this Second Addendum shall supersede the conflicting provisions set forth in the Agreement or the First Addendum.

II.  DEFINITIONS:

     A. The term "Packaging-Related" as applied to any item (including any information, idea, invention or know-how), means that such item is substantially related to the physical structures, components and/or stages of assembly of any IC chip package, including methods for packaging, mounting or connecting such IC chips. Notwithstanding, any items used for making multi-chip modules or assemblies ("MCMs") using TCCs, including electrical substrates, sockets for TCCs, along with heat spreaders and/or related thermal structures or items which do not relate to said physical structures, components or assembly stages of IC chip packages are not Packaging-Related.

     B. The term "Wafer Level Packaging services" means Technology for manufacturing TCCs using a batch assembly process to attach a plurality of flexible leads to a corresponding plurality of bond pads on an IC chip, an array of IC chips, or an undiced wafer by simultaneously gang bonding and forming such plurality of leads.

     C. The term "Low Pin Count" applied to any device (TCC, uBGA, or related packaged IC) means a device with less than one hundred (100) IC bond pad connections.

     D. The term "Moderate Pin Count" applied to any device (TCC, uBGA, or related packaged IC) means a device with IC bond pad connections numbering greater than those of a Low Pin Count device and less than two hundred and twenty-five (225).

     E. The term "High Pin Count" applied to any device (TCC, uBGA, or related packaged IC) means a device with IC bond pad connections numbering greater than those of a Moderate Pin Count device and less than five hundred
(500).



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     F.   The term "High Performance" applied to any device (TCC, (u)BGA, or related packaged IC) means a device with IC bond pad connections numbering greater than those of a High Pin Count device and less than one thousand (1000).

     G. The term "Ultra High Performance" applied to any device (TCC, (u)BGA, or related packaged IC) means a device with IC bond pad connections numbering one thousand (1000) or greater.

     H. The term "(u)BGA" is an IC device comprising an IC die and a miniature chip-sized or chip-scale package made with the possible incorporation of a protective case surrounding the back and sides of said IC die, including integral heat spreaders or heat sinks attached to said IC die or case therefor. A (u)BGA is a type of TCC.


III. ROYALTIES:

     A. TLS and MCM Royalties. Tessera and Licensee agree that all royalties due under the Agreement for TLS products remain unchanged. Tessera and Licensee further agree that any royalties for MCMs due under the Agreement shall now be calculated as the [*] (as calculated under Section III.B., below) for the TCCs or (u)BGAs incorporated into such MCM.

     B. Running Royalties. Licensee shall pay running royalties for the license of Technology, including applicable Tessera Patents, twice annually (as called out under "Licensee's Payments and Reports" in the Agreement) to Tessera during the term of the Agreement. Licensee's total base royalty (subject to the adjustments of Paragraphs C. and D., below) shall be calculated as the sum of the following royalties:

          (i).      TCMT. There is [*] for any sale of TCMT permitted hereunder.

          (ii). Low Pin Count. For sales or other transfers of Low Pin Count devices, whether manufactured for sale or internal use, the payable royalty shall be calculated on Licensee's total unit volume of IC bonds, leads, or equivalent connections made or bonded in Low Pin Count (u)BGAs, TCCs or related devices. Said base royalty shall be paid in the amount of [*].

          (iii). Moderate Pin Count. For sales or other transfers of Moderate Pin Count devices, whether manufactured for sale or internal use, the payable royalty shall be calculated on Licensee's total unit volume of IC bonds, leads, or equivalent connections made or bonded in Moderate Pin Count (u)BGAs, TCCs or related devices. Said base royalty shall be paid in the amount of [*].

          (iv). High Pin Count. For sales or other transfers or High Pin Count Devices, whether manufactured for sale or internal use, the payable royalty shall be calculated on Licensee's total unit volume of IC bonds, leads, or equivalent connections made or bonded in High Pin Count (u)BGAs, TCCs or related devices. Said base royalty shall be paid in the amount

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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of [*] (US$[*]) [*].

          (v). High Performance. For sales or other transfers of High Performance devices, whether manufactured for sale or internal use, the payable royalty shall be calculated on Licensee's total unit volume of IC bonds, leads, or equivalent connections made or bonded in High Performance (u)BGAs, TCCs or related devices. Said base royalty shall be paid in the amount of [*].

          (vi). Ultra-High Performance. For sales or other transfers of Ultra High Performance devices, whether manufactured for sale or internal use, the payable royalty shall be calculated on Licensee's total unit volume of IC bonds, leads, or equivalent connections made or bonded in Ultra High Performance
(u)BGAs, TCCs or related devices. Said base royalty shall be paid in the amount of [*] (US$[*]) [*].

     C. Adjustments for High Volumes. Royalty payments due Tessera hereunder shall be adjusted by multiplying Licensee's total base royalty calculated under Paragraph B. above, by a factor of [*] ([*]) until Licensee has paid Tessera [*] US DOLLARS (US$[*]) in aggregate royalties, and then by a factor of [*] ([*]) [*] US DOLLARS (US$[*]) [*]. Tessera and Licensee agree that at least once every three years the parties will review the royalty rates set forth above in the context of evaluating whether the market price of such products made by Licensee under the Technology have remained competitive.

     D. Adjustments for Exchange Rates and Inflation. Tessera and Licensee agree that in conjunction with the review of royalty rates called for in Paragraph III., C., above, the parties shall in good faith, jointly determine equitable adjustments, if any, in Licensee's royalty payments to compensate the parties solely for the effects of changes in currency exchange rates and/or inflation in any countries in which Licensee sells items licensed hereunder.

IV. QUICK TURNS AND PROTOTYPES: Tessera hereby waives any requirement in the Agreement for quick turns and prototypes TCC and (u)BGA parts to be built exclusively by Tessera. Tessera and Licensee agree that Licensee may take and satisfy orders for quick turn and prototype business and that the existing royalty reporting requirements under the Agreement shall apply to any such satisfied orders.

V. WAIVER OF OPTIONAL CUSTOMER STRATEGIC PARTNERSHIP PLAN: Tessera hereby grants Licensee a waiver of the requirement that Licensee advise and distribute to Licensee's Customers the Strategic Partnership Plan (Schedule B in the First Addendum).

VI. SUPPLYING WAFER SCALE PACKAGING SERVICES. Tessera and Licensee agree that the "High Performance" classification of Wafer Scale Packaging Services is hereby deemed null and void, and that the pin based schedule of royalties set forth in this Second Addendum shall apply to any Wafer Scale Packaging Services.


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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VIII. ENTIRE UNDERSTANDING: This Second Addendum embodies the entire understanding between the parties relating to the subject matter hereof, whether written or oral, and there are no prior representations, warranties or agreements between the parties not contained in this Second Addendum. Any amendment or modification of any provision of this Second Addendum must be in writing, dated and signed by both parties hereto.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Second Addendum as of the last date signed below.

TESSERA, INC.                               SHINKO ELECTRIC INDUSTRIES CO., LTD.

By:  /s/ JOHN W. SMITH                      By:  /s/ SUGIO UCHIDA
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Name:  John W. Smith                        Name:  Sugio Uchida
     ----------------------------                -----------------------------
Title: President                            Title: Executive Managing Director
      ---------------------------                 ----------------------------
Date:  7-7-95                               Date:  7-13-95
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